UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2004

WEST METRO FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Georgia	333-67494	58-2643181
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

68 First National Drive

Dallas, Georgia 30157

(Address of principal executive offices)

(770) 505-5107

Registrant’s Telephone Number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On August 25, 2004, the Board of Directors of West Metro Financial Services, Inc. (the “Company”) unanimously approved a plan providing primarily for the termination of the Company’s reporting obligations under the Securities and Exchange Act of 1934 (the “Act”). Under the plan, record holders of 450 or fewer shares of Company common stock will receive cash in exchange for their shares in an amount equal to $11.75 per share. Shares held by shareholders owning more than 450 shares of record (including, for purposes of the plan, any shares held in an IRA account) will remain outstanding and be unaffected by the plan.

Based on the Company’s current shareholder census, management anticipates that the plan will reduce the number of shareholders of record below 300, which will enable the Company to notify the Securities and Exchange Commission (the “SEC”) that it is entitled to cease filing annual, quarterly and current reports, proxy statements and other reports under the Exchange Act. Management estimates that the cessation of these reporting obligations will result in significant savings in legal, accounting and administrative expenses.

The plan is subject to various conditions, including approval by the Company’s shareholders following the distribution of a definitive proxy statement describing the terms and effects of the plan. The Company expects to complete the transaction during the fourth quarter of 2004.

ITEM 9.01. Exhibits.

The following exhibit is filed as part of this report:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST METRO FINANCIAL SERVICES, INC.

Date: August 30, 2004	By:	/s/ J. Michael Womble
J. Michael Womble
Chief Financial Officer